SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ATERIAN, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☒ Fee previously paid with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On June 26, 2026, Aterian, Inc. (the “Company”) filed a current report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission regarding the Company’s declaration of a dividend in the form of contingent value rights to certain holders of the Company’s securities, in connection with the pending sale of substantially all of the Company’s assets to Trademark Global, LLC and the issuance of shares of the Company’s common stock, par value $0.0001 per share, to David Lazar upon conversion of the Company’s Series AA Convertible Non-Redeemable Preferred Stock and Series AAA Convertible Non-Redeemable Preferred Stock. The following is a copy of the Form 8-K.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2026

Aterian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Springfield Avenue Suite #200 Summit, NJ	07901
(Address of principal executive offices)	(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.         Regulation FD Disclosure.

As previously announced by Aterian, Inc. (the “Company” or “Aterian”), the Company entered into (i) an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Trademark Global, LLC (“Trademark Global”), pursuant to which Trademark Global agreed to acquire substantially all assets of the Company used in its consumer products business, including certain of its marquee brands, and to assume certain related liabilities (the “Asset Sale”), and (ii) a Securities Purchase Agreement (the “Securities Purchase Agreement”) with David E. Lazar (“Lazar”), pursuant to which Lazar agreed to purchase from the Company 1,750,000 shares of Series AA Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share, of the Company and 1,750,000 shares of Series AAA Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share (collectively, the “Preferred Stock”), of the Company (the “Investment Transaction”).

In connection with the Asset Sale and the Investment Transaction, on June 25, 2026, the board of directors (the “Board”) of the Company declared a dividend (the “Dividend”) in the form of contingent value rights (each, a “CVR”) to record holders of the following Company securities as of the close of business on July 8, 2026 (the “Record Date”): (i) the Company’s common stock, par value $0.0001 per share (such stock, the “Company Common Stock” and such record holders, the “Record Common Holders”) and (ii) certain warrants to purchase Company Common Stock that have not been exercised and settled prior to the Record Date (and which have the right to participate in the Dividend pursuant to the terms of their respective warrants) (such warrants, the “Participating Warrants” and such record holders, the “Record Warrant Holders” and together with the Record Common Holders, the “Record Holders”).

The Record Date for the Dividend may be changed by the Board (or authorized committee thereof) for any reason at any time prior to the actual payment date, and payment of the Dividend is conditioned upon the Board (or authorized committee thereof) having not revoked the Dividend prior to the payment date, including due to a material change in the solvency or surplus analysis presented to the Board. Subject to the right of the Board (or authorized committee thereof) to change the Record Date, the payment date for the Dividend will be determined by subsequent resolutions of the Board (or authorized committee thereof), which payment date will be within 60 days following the Record Date and in any event not later than September 4, 2026 (such date as determined by the Board or authorized committee thereof, the “Payment Date”). The Dividend shall be made on the basis of one CVR for each share of Company Common Stock held by each Record Holder or issuable to such Record Holder upon exercise of the Participating Warrants, in each case, as of the Record Date; provided, for the avoidance of doubt, that no shares of Preferred Stock shall entitle any holder thereof to receive any CVR or participate in the Dividend and the holder of Preferred Stock has waived all such rights as set forth in the Securities Purchase Agreement.

As previously disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2026, as supplemented to date, the Company anticipates that, in addition to the net proceeds from the Asset Sale and Investment Transaction, it may receive cash or other proceeds, if any, (i) from sales of inventory not purchased by Trademark Global and collections on outstanding receivables which the Company will collect in the ordinary course following the closing of the Asset Sale, (ii) in connection with or as the result of any tax or other refunds, credits, rebates, drawbacks, claims for recovery or causes of action relating to any anti-dumping actions, international tariffs, sanctions, trade policies or disputes, customs duties or any “trade war” or similar actions in the United States or any other country or region in the world, in each case in respect of any period prior to the second closing under the Securities Purchase Agreement (the “Second SPA Closing”), (iii) in connection with or as a result of the release of any restricted cash or import bond held by the Company at or prior to the Second SPA Closing, (iv) in connection with or as a result of the release of any amounts held in escrow for the benefit of the Company and/or any of its equityholders in connection with the Asset Sale or in respect of any other transaction occurring at or prior to the Second SPA Closing, (v) from reserves held with respect to certain Specified Liabilities (as defined below), and (vi) from the sale of certain real property, the Company’s 4th & Heart investment and any remaining brands or brand-related assets not purchased by Trademark Global. The Company intends to make distributions to its stockholders of a portion of its remaining available cash and such proceeds via the CVR. The exact timing and amounts of such distributions are unknown at this time and would be subject to the closing of the Asset Sale and the Investment Transaction, following receipt of the necessary stockholder approvals in connection with such transactions.

There can be no assurance as to the timing and amount of the distributions via the CVR because there are many factors, some of which are outside of the Company’s control, that could affect its ability to make such payments in the future. For example: (i) the cash consideration from the Asset Sale of $18,000,000 is subject to certain adjustments as set forth in the Asset Purchase Agreement. Accordingly, the net proceeds from the Asset Sale, after accounting for any net working capital adjustment, the Company’s satisfaction of certain indebtedness collateralized by the assets subject to the Asset Sale, and the Company’s obligations to pay legal, financial advisory, and other costs and expenses incurred, or required to be paid or satisfied, in connection with the Asset Sale, are subject to substantial uncertainty and may be materially less than that amount; (ii) the Company may have unforeseen liabilities and expenses that must be satisfied from the after-tax net proceeds of the Asset Sale and may not realize the expected revenue from sales of its remaining inventory or collections on outstanding receivables; and (iii) pursuant to the Securities Purchase Agreement, the Company is required to set aside from any remaining proceeds from the Asset Sale (A) $1,000,000 with respect to ongoing Company operational costs and expenses and (B) an aggregate amount not to exceed $6,000,000 (the “Additional Reserves”) with respect to certain existing or potential obligations of the Company (the “Specified Liabilities”), and thereafter the remaining proceeds may be used to make distributions under the CVR. However, by way of example, the net amount expected to be available for distribution to stockholders as a result of the proceeds from the Asset Sale and the Investment Transaction is between approximately $10.6 million and $14.2 million, or approximately $0.85 to $1.14 per share. There can be no assurance that the Additional Reserves will be sufficient to satisfy the Specified Liabilities. Any decrease in the amount available for distribution to the Company’s stockholders under the CVR as a result of the foregoing factors or otherwise will reduce the expected range of the Dividend and may not be within the range currently anticipated to be distributed.

The information under this Item 7.01 of this Current Report is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

Participants in the Solicitation

Aterian and its directors and executive officers may be deemed “participants” in any solicitation of proxies from Aterian’s stockholders with respect to the Asset Sale and the Investment Transaction. Information regarding the identity of Aterian’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 23, 2026. Information regarding subsequent changes to the holdings of Aterian’s securities by Aterian’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available through the SEC’s website at www.sec.gov. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement relating to the Asset Sale and the Investment Transaction, which was filed with the SEC on June 9, 2026, as such proxy statement may be supplemented from time to time. The proxy statement, as well as Aterian’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and on the investor relations section of the Company’s website at www.aterian.io.

Forward-Looking Statements

The information in this Current Report on Form 8-K may contain “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about the Company and its industry that involve risks and uncertainties. In some cases, forward-looking statements can be identified by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements, including, but not limited to, statements regarding the Company’s declaration and/or payment of the Dividend and any distributions under the CVR, the Company’s expectations regarding the terms and/or timing of the Dividend (including that the Board (or authorized committee thereof) may change the Record Date and/or the Payment Date and may revoke the Dividend entirely), and whether the Company will proceed with the Dividend, are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain.

Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein. There can be no assurance that future dividends will be declared, and the payment of any dividend is expressly conditioned on the Board (or authorized committee thereof) not revoking any or all dividends before its payment date. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: risks related to legal proceedings that may be instituted against the Company regarding the Dividend; risks associated with the right of the Board (or authorized committee thereof) to change the Record Date and/or the Payment Date, and/or to revoke the Dividend prior to the Payment Date; changes in economic, market or regulatory conditions; and other risks and uncertainties as more fully described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this Current Report on Form 8-K relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Additional Information and Where to Find It

In connection with the proposed transactions, Aterian has filed a definitive proxy statement with the SEC and has mailed the definitive proxy statement and related materials to stockholders of record. The proposed transactions will be submitted to Aterian stockholders for their approval. Aterian may also file other documents with the SEC regarding the proposed transactions. The definitive proxy statement contains important information about the proposed transactions and related matters. This document is not a substitute for the proxy statement filed with the SEC or any other documents that Aterian may file with the SEC or send to Aterian stockholders in connection with the proposed transactions. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of the proxy statement and all other documents filed, or that will be filed, by Aterian with the SEC through the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Aterian will be made available free of charge on Aterian’s website at www.aterian.io or by directing a request to Investor relations at ir@aterian.io.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

By:	/s/ Arturo Rodriguez
Name:	Arturo Rodriguez
Title:	Chief Executive Officer

Date: June 26, 2026